Exhibit 23-2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of FirstEnergy Corp., which appear in FirstEnergy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
February 25, 2011